REGISTERED                                                            REGISTERED

 R-
                                         GBC

                           GRANITE BROADCASTING CORPORATION
                9 3/8% SENIOR SUBORDINATED NOTES DUE DECEMBER 1, 2005

                                                                CUSIP 387241 AH5


    Granite Broadcasting Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to ), for value received, hereby promises to pay to





, or registered assigns,
the principal sum of                                                     DOLLARS



on December 1, 2005, and to pay interest thereon from February 22, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing December 1, 1996, at the rate of 9 3/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security
(or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice, as may be required by such exchange, all as more fully provided in said Indenture.
    Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

    TRUSTEE'S CERTIFICATE OF AUTHENTICATION    GRANITE BROADCASTING CORPORATION

This is one of the Securities referred to in the
          within-mentioned Indenture.
             THE BANK OF NEW YORK

By                                   as Trustee


                                     Authorized Signatory


                          Granite Broadcasting Corporation
                                     Corporate
    SEAL
                                        1988
                                      Delaware


                           Attest:                       By:
                               /s/ Stuart J. Beck            /s/ W. Don Cornwell

                            President and Secretary      Chairman of the Board

     This security is one of a duly authorized issue of Securities of the Company designated as its 9 3/8% Senior Subordinated Notes due December 1, 2005 (the "Exchange Securities") issued under an Indenture, dated as of February 22, 1996 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), together with the 9 3/8% Series A Senior Subordinated Notes due December 1, 2005 of the Company (the "Rule 144A Securities" and the collectively with the Exchange Securities, the "Securities"). The Securities are limited in aggregate principal amount to $110,000,000. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of the Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail in the event that on or before February 22, 1999 the Company receives net proceeds from any sale of its Capital Stock (other than Disqualified Stock) in one or more offerings, in which case the Company may, at its option and from time to time, use all or a portion of any such net proceeds to redeem Securities in a principal amount of at least $5,000,000 and up to an aggregate of $36,300,000 within 75 days of any such sale at a Redemption Price of 109.375% of the principal amount of the Securities plus accrued interest to but excluding the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     In addition, the Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after December 1, 2000, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning December 1, of each of the years indicated below:

                                             Redemption
                         Year                   Price
                         ----                ----------
                         2000                  104.687%
                         2001                  102.344%
                         2002                      100%

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to but excluding the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     The Securities do not have the benefit of any sinking fund obligations.

     The Indenture provides that, subject to certain conditions, if (i) a Change of Control (as defined in the Indenture) occurs or (ii) certain Net Available Proceeds are available to the Company as a result of any Asset Disposition, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

     In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. The Exchange Securities and the Rule 144A Securities shall rank PARI PASSU.

     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security, (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein or (ii) the subordination provisions contained in the Indenture.

     Unless the context otherwise requires, the Rule 144A Securities and the Exchange Securities shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers, redemptions and Offers to Purchase.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Exchange Securities and issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, and the Rule 144A Securities are issuable only in registered form without coupons in denominations of $250,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like tenor and aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

     Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months, PROVIDED, HOWEVER, that Additional Interest shall be computed on the basis of a 365- or 366-day year, as the case may be, and the number of days actually elapsed.

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to
Sections 1013 or 1017 of the Indenture, check the box:      / /

If you want to elect to have only a part of this Security purchased by the Company pursuant to Sections 1013 or 1017 of the Indenture, state the amount:

                                  $___________

Dated:___________________     Your Signature:___________________________________
                                             (Sign exactly as name appears on
                                              the other side of this Security)

Signature Guarantee:________________________________________

     (Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common
     TEN ENT -- as tenants by the entireties
     JT TEN  -- as joint tenants with right of survivorship and not as tenants in common
     UNIF GIFT MIN ACT -- ________ Custodian _________________________
                           (Cust)                      (Minor)
                          under Uniform Gifts to Minors
                          Act ___________________________
                                        (State)

     Additional abbreviations may also be used though not in the above list

   __________________________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto

      PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE
- --------------------------------------------------


________________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
_____________________________________________________________________   Attorney
to transfer said Note on the books of the within-named Company, with full power of substitution in the premises.

Dated:___________________     __________________________________________________
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.